NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE March 2, 2009	Media Contact: Robert Dobkin, 202-872-2680 radobkin@pepco.com Investor Contact: Donna Kinzel, 302-429-3004 donna.kinzel@pepcoholdings.com

Pepco Holdings Reports Full-Year and Fourth-Quarter 2008 Earnings;
Conference Call Scheduled

Pepco Holdings, Inc. (NYSE: POM) today reported full year 2008 consolidated earnings of $300 million, or $1.47 per share, compared to $334 million, or $1.72 per share, in 2007.  Excluding special items (as described below), earnings for the full year 2008 would have been $393 million, or $1.93 per share, compared to $296 million, or $1.53 per share, in 2007.  The weighted average number of basic shares outstanding in 2008 was 204 million compared to 194 million in 2007.

The earnings increase, excluding special items, for the full year 2008 as compared to the prior year was driven primarily by the improved performance of both Power Delivery and Conectiv Energy.  Higher Power Delivery earnings were due to the impact of the distribution base rate orders in Maryland and the District of Columbia as well as higher transmission rates, partially offset by lower weather-related kWh sales.

Conectiv Energy realized higher earnings as it capitalized on opportunities resulting from its generating units’ operating flexibility and dual-fuel capability and its firm natural gas transportation and storage positions, coupled with short-term power and fuel price volatility.  Higher capacity prices and mark-to-market gains related to economic fuel and power hedges also contributed to the increase in earnings, while a reduction in the value of oil inventory due to a lower of cost or market adjustment and lower revenue from sales of emissions allowances were partially offsetting factors.  The increase in Pepco Energy Services’ earnings was primarily due to higher volumes in the retail gas supply business.  Favorable income tax adjustments impacted each of the operating businesses.

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“The year 2008 marks an outstanding year of financial performance for our operating businesses,” said Dennis R. Wraase, Chairman of the Board.  “In Power Delivery, we set out to earn a fair return on our infrastructure investments, control costs and start the process of decoupling revenue from kilowatt hour sales.  Our results for the year reflect our achievements in these areas as well as the performance of Conectiv Energy and Pepco Energy Services, each of which continued its track record of posting strong results.”

Wraase noted last week’s announcement of his upcoming retirement and the Board’s election of Joseph M. Rigby as President and Chief Executive Officer effective March 1. “I am proud of the progress we have made over the past several years.  Pepco Holdings is well positioned to meet the challenges ahead and create value for our customers and shareholders.  Joe and I have worked closely over the past six years and I am very confident in his ability to lead this organization,” Wraase added.

“While we expect to face many challenges in 2009, we are optimistic about longer term growth,” said Rigby.  “In 2008, we reached key milestones for several significant projects.  Incentive rates were approved for the Mid-Atlantic Power Pathway transmission project, the deployment of advanced metering technology in Delaware was approved under our ‘Blueprint for the Future’ program, and construction of Conectiv Energy’s two new generating units is proceeding as scheduled.  The $1 billion of financing we completed in the fourth quarter positions us to continue the implementation of our growth strategy in 2009.”

For the fourth quarter of 2008, consolidated earnings were $67 million, or 32 cents per share, compared to $57 million, or 29 cents per share, for the fourth quarter of 2007.  There were no special items in either period.  The weighted average number of basic shares outstanding for the fourth quarter of 2008 was 211 million compared to 197 million for the same period in the prior year.

The increase in earnings for the fourth quarter of 2008 compared to earnings in the fourth quarter of 2007 was caused by higher Power Delivery earnings resulting from the impact of the District of Columbia distribution base rate order for Pepco issued in January 2008, lower operation and maintenance expenses, and higher transmission rates.  Conectiv Energy’s earnings decreased primarily due to lower generation output, lower spark spreads, and a lower of cost or market adjustment to oil inventory.  At Pepco Energy Services, higher capacity-related charges led to lower earnings.  Favorable income tax adjustments impacted each of the operating businesses.

Full Year Highlights

Regulatory

•
On Dec. 31, 2008, the Maryland Public Service Commission (MPSC) approved certain energy efficiency and conservation programs proposed by Pepco and Delmarva Power under the Empower Maryland Act and the companies’ “Blueprint for the Future” initiatives.  While the mechanics of cost

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recovery remain to be determined, the companies expect that proceeds from PJM’s capacity auctions will offset all or part of the costs of the programs, with any balance being recovered through a previously approved demand-side management surcharge.

•
On Dec. 18, 2008, the District of Columbia Public Service Commission (DCPSC) approved certain demand response and energy efficiency programs proposed by Pepco in connection with its “Blueprint for the Future” initiatives.  Program costs will be recovered through a Sustainable Energy Trust Fund customer surcharge.

•
On Oct. 31, 2008, the Federal Energy Regulatory Commission (FERC) unanimously approved incentive rates requested by the utilities in connection with the 230-mile, 500-kilovolt Mid-Atlantic Power Pathway (MAPP) Project including rate base treatment of construction work in progress, a return on equity adder of 150 basis points (increasing the return on equity to 12.8%), and the recovery of prudently incurred costs in the event of project cancellation for reasons beyond the control of the utilities.

•
On Sept. 16, 2008, the Delaware Public Service Commission (DPSC) approved the concept of a revenue-decoupling rate structure for Delaware utilities, including Delmarva Power. The specifics will be determined in the next rate case proceeding.  The order also approved the establishment of a regulatory asset to recover and earn a return on costs associated with the deployment of advanced metering infrastructure and demand response equipment in both the electric and natural gas distribution system networks.

•
On April 18, 2008, the MPSC approved the demand response programs proposed by Pepco and Delmarva Power in connection with the companies’ “Blueprint for the Future” initiatives.  The orders authorize cost recovery through surcharge mechanisms and provide for incentives.

•
On Jan. 30, 2008, the DCPSC issued an order in Pepco’s distribution base rate case.  The order authorized a $28 million increase in electric distribution base rates annually, effective Feb. 20, 2008, and a 10% return on equity.  The DCPSC supported the concept of a Bill Stabilization Adjustment mechanism, which decouples revenues from kilowatt-hour sales.  On Jan. 2, 2009, the DCPSC issued an order setting a procedural schedule to address further the issue of decoupling.

•
On Jan. 2, 2008, Delmarva Power completed the sale of its Virginia distribution assets and substantially all of its Virginia transmission assets for an aggregate sales price of approximately $54 million.  These sales eliminated Delmarva Power’s obligation to provide default service in Virginia.

Operations

•	Power Delivery electric sales were 49,967 gigawatt hours (GWhs) in 2008, compared to 51,318 GWhs in 2007. In the electric service territory, heating degree days decreased by 2% and cooling degree days

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decreased by 10% in 2008, compared to 2007.  Weather adjusted electric sales were 49,705 GWhs in 2008, compared to 49,890 in 2007 (excluding the Virginia retail electric distribution assets sold in Jan. 2008).

•
On Dec. 4, 2008, PJM Interconnection’s board of managers approved the use of direct current cabling for segments of the MAPP project.  The revised estimated construction cost of the line is $1.4 billion, up from the previous estimate of $1.05 billion.  The project will be built in stages through 2013.

•
Conectiv Energy's gross margin from Merchant Generation and Load Service increased 26% as compared to 2007, despite lower generation output year over year.  The increase in gross margin was primarily due to higher capacity prices as well as Conectiv Energy’s ability to capitalize on opportunities resulting from its generating units’ operating flexibility and dual-fuel capability, firm natural gas transportation and storage positions, and fuel hedges, coupled with increasing fuel prices and volatility.

•	Pepco Energy Services’ retail electric load served at Dec. 31, 2008 was 4,388 MW, compared to 4,294 MW at Dec. 31, 2007.
Other
•
On Sept. 5, 2008, Pepco completed the transfer to Sempra Energy Trading LLC (Sempra) of its power purchase agreement with Panda-Brandywine, L.P. (Panda PPA).  In connection with the transaction, Pepco paid to Sempra a portion of the proceeds that Pepco received from Mirant in Aug. 2007 as damages in connection with Mirant’s rejection of its agreement to assume Pepco’s obligations under the Panda PPA as part of Mirant’s purchase of Pepco’s generation assets in 2000.  As of Dec. 31, 2008, the balance of the funds received in connection with the Mirant bankruptcy, after giving effect to the Sempra payment and interest earned, was approximately $102 million.  The portion of these funds that Pepco ultimately retains will be based on customer sharing arrangements with respect to the funds to be approved by the MPSC and the DCPSC.

Fourth Quarter Highlights

Financing/Liquidity
•
On Nov. 12, 2008, Pepco Holdings sold in a registered offering 16.1 million shares of common stock at a price of $16.50 per share, resulting in net proceeds of $255 million.  Net proceeds were used to repay short-term debt and for general corporate purposes.

•
On Nov. 7, 2008, Pepco Holdings entered into a 364-day credit facility, which has aggregate commitments of $400 million.  This credit facility is in addition to the $1.5 billion multi-year credit facility that is in effect until May 2012.

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•
On Nov. 14, 2008, Atlantic City Electric issued $250 million of 7.75% first mortgage bonds maturing on Nov. 15, 2018.  Net proceeds were used to repay short-term debt, including credit facility borrowings, and for general corporate purposes.

•
On Nov. 25, 2008, Delmarva Power issued $250 million of 6.40% first mortgage bonds maturing on Dec. 1, 2013.  Net proceeds were used to repay short-term debt, including credit facility borrowings, and for general corporate purposes.

•	On Dec. 10, 2008, Pepco issued $250 million of 7.90% first mortgage bonds maturing on Dec. 15, 2038. Net proceeds were used to repay credit facility borrowings and for general corporate purposes.
•	As of Dec. 31, 2008, Pepco Holdings consolidated cash and credit facility capacity available was $1.5 billion.
Operations
•
Power Delivery electric sales were 11,676 gigawatt hours (GWhs) in the fourth quarter of 2008, compared to 12,027 GWhs for the same period last year.  In the electric service territory, heating degree days increased by 18% and cooling degree days decreased by 77% for the three months ended Dec. 31, 2008, compared to the same period in 2007.  Weather adjusted electric sales were 11,630 GWhs in the fourth quarter of 2008, compared to 11,734 GWhs for the same period last year (excluding the Virginia retail electric distribution assets sold in Jan. 2008).

•
Conectiv Energy’s gross margin on Merchant Generation and Load Service was $41 million in the fourth quarter of 2008, compared to $66 million in the fourth quarter of 2007.  The decrease was due to a 53% decrease in generation output, lower energy spark spreads, and a lower of cost or market adjustment to the value of its oil inventory, partially offset by higher capacity prices.

•	Pepco Energy Services had retail commercial and industrial electricity sales of 4,912 GWh in the fourth quarter of 2008, compared to sales of 4,903 GWh in the fourth quarter of 2007.
Further details regarding changes in consolidated earnings between 2008 and 2007 can be found in the schedules that follow.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-K for the year ended Dec. 31, 2008 as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.

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Special Items

Management believes the special items shown below are not representative of the company’s ongoing business operations.

Reconciliation of GAAP Earnings to Earnings Excluding Special Items

Net Earnings - Dollars in Millions		Three Months Ended December 31,		Twelve Months Ended December 31,
		2008	2007	2008	2007
Reported (GAAP) Net Earnings		$67	$57	$300	$334
Special Items:
•	Adjustment to the equity value of the cross-border energy lease investments	-	-	86	-
•	Interest accrued on the income tax obligations from the adjustment to the equity value of the cross-border energy lease investments (FIN 48)	-	-	7	-
•	Mirant bankruptcy damage claims settlement	-	-	-	(20)
•	Maryland income tax settlement	-	-	-	(18)

Net Earnings, Excluding Special Items		$67	$57	$393	$296

Earnings per Share		Three Months Ended December 31,		Twelve Months Ended December 31,
		2008	2007	2008	2007
Reported (GAAP) Earnings per Share		$0.32	$0.29	$1.47	$1.72
Special Items:
•	Adjustment to the equity value of the cross-border energy lease investments	-	-	0.43	-
•	Interest accrued on the income tax obligations from the adjustment to the equity value of the cross-border energy lease investments (FIN 48)	-	-	0.03	-
•	Mirant bankruptcy damage claims settlement	-	-	-	(0.10)
•	Maryland income tax settlement	-	-	-	(0.09)

Earnings per Share, Excluding Special Items		$0.32	$0.29	$1.93	$1.53

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CONFERENCE CALL FOR INVESTORS

Pepco Holdings, Inc. will host a conference call to discuss fourth quarter results on Tuesday, March 3 at 10:00 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-800-901-5213 before 9:55 a.m.  The pass code for the call is 72399046.  International callers may access the call by dialing 1-617-786-2962, using the same pass code, 72399046.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 11280875.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 11280875.  An audio archive will be available at PHI’s Web site, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors.

About PHI: Pepco Holdings, Inc., headquartered in Washington, D.C., delivers electricity and natural gas to about 1.9 million customers in Delaware, the District of Columbia, Maryland, and New Jersey, through its subsidiaries Pepco, Delmarva Power and Atlantic City Electric.  PHI also provides competitive wholesale generation services through Conectiv Energy and retail energy products and services through Pepco Energy Services.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute “forward-looking statements” within the meaning of federal securities law.  These statements contain management’s beliefs based on information currently available to management and on various assumptions concerning future events.  Forward-looking statements are not a guarantee of future performance or events.  They are subject to a number of uncertainties and other factors, many of which are outside the company’s control.  Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and capital and credit market conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors.  These uncertainties and factors could cause actual results to differ materially from such statements.  PHI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  This information is presented solely to provide additional information to further understand the results and prospects of PHI.

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Pepco Holdings, Inc. Earnings Per Share Variance 2008 / 2007
			Year Ended December 31
				Competitive Energy
			Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2007 Net Income/(Loss) (GAAP) 1/			$ 1.20	$ 0.38	$ 0.20	$ 0.24	$ (0.30)	$ 1.72

2007 Special Items 2/
•	Mirant Damage Claims Settlement		(0.10)	-	-	-	-	(0.10)
•	Maryland Income Tax Settlement, net of fees		(0.09)	-	-	-	-	(0.09)

2007 Net Income/(Loss) excluding Special Items			1.01	0.38	0.20	0.24	(0.30)	1.53

Change from 2007 Net Income/(Loss)
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate) 3/	(0.05)	-	-	-	-	(0.05)
	-	Rate Orders Impact (Pepco MD/DC and DPL MD)	0.16	-	-	-	-	0.16
	-	Other Distribution Revenue Margin	(0.03)	-	-	-	-	(0.03)
•	Network Transmission		0.08	-	-	-	-	0.08
•	Standard Offer Service Margin (Pepco/Delmarva Power)		0.03	-	-	-	-	0.03
•	Operation & Maintenance		(0.03)	-	-	-	-	(0.03)
•	Depreciation/Amortization (Rate Orders Impact)		0.03	-	-	-	-	0.03
•	Other, net		(0.01)	-	-	-	-	(0.01)
Conectiv Energy
•	Margins (operating revenue less cost of goods sold)
	-	Merchant Generation & Load Service	-	0.22	-	-	-	0.22
	-	Energy Marketing	-	0.05	-	-	-	0.05
•	Operating costs, net		-	(0.07)	-	-	-	(0.07)
Pepco Energy Services
•	Margins (operating revenue less cost of goods sold)
	- Retail Energy Supply		-	-	0.04	-	-	0.04
	- Energy Services		-	-	-	-	-	-
•	Operating costs, net		-	-	(0.05)	-	-	(0.05)
Other Non-Regulated
•	Financial investment portfolio		-	-	-	(0.08)	-	(0.08)
Corporate & Other
•	Other, net		-	-	-	-	0.02	0.02
Capital Costs			(0.02)	0.01	-	0.02	0.01	0.02
Income Tax Adjustments (primarily FIN 48 interest)			0.12	0.04	0.01	(0.03)	-	0.14
Dilution			(0.06)	(0.03)	(0.01)	0.02	0.01	(0.07)
2008 Net Income/(Loss) excluding Special Items			1.23	0.60	0.19	0.17	(0.26)	1.93

2008 Special Items 2/
Cross-Border Energy Leases
•	Re-evaluation Adjustment		-	-	-	(0.43)	-	(0.43)
•	Related FIN 48 Interest		-	-	-	(0.03)	-	(0.03)

2008 Net Income/(Loss) (GAAP) 4/			$ 1.23	$ 0.60	$ 0.19	$ (0.29)	$ (0.26)	$ 1.47

1/	2007 weighted average number of basic shares outstanding was 193,851,501.
2/	Management believes the special items are not representative of the company’s ongoing business operations.
3/	The effect of weather in 2008 compared with the 20-year average weather is estimated to have no impact on earnings.
4/	2008 weighted average number of basic shares outstanding was 203,515,504.

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SELECTED FINANCIAL INFORMATION
Pepco Holdings, Inc. Earnings Per Share Variance 2008 / 2007
			4th Quarter
				Competitive Energy
			Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2007 Net Income/(Loss) (GAAP) 1/			$ 0.15	$ 0.08	$ 0.08	$ 0.04	$ (0.06)	$ 0.29

Change from 2007 Net Income/(Loss)
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate) 2/	(0.01)	-	-	-	-	(0.01)
	-	Rate Order Impact (Pepco DC)	0.03	-	-	-	-	0.03
•	Network Transmission		0.02	-	-	-	-	0.02
•	Operation & Maintenance		0.04	-	-	-	-	0.04
•	Other, net		0.02	-	-	-	-	0.02
Conectiv Energy
•	Margins (operating revenue less cost of goods sold)
	-	Merchant Generation & Load Service	-	(0.08)	-	-	-	(0.08)
	-	Energy Marketing	-	0.01	-	-	-	0.01
•	Operating costs, net		-	(0.03)	-	-	-	(0.03)
Pepco Energy Services
•	Margins (operating revenue less cost of goods sold)
	- Retail Energy Supply		-	-	(0.01)	-	-	(0.01)
	- Energy Services		-	-	-	-	-	-
•	Operating costs, net		-	-	(0.03)	-	-	(0.03)
Other Non-Regulated
•	Financial investment portfolio		-	-	-	(0.02)	-	(0.02)
Corporate & Other
•	Other, net		-	-	-	-	-	-
Capital Costs			(0.02)	-	-	-	-	(0.02)
Income Tax Adjustments (primarily FIN 48 interest)			0.03	0.04	0.01	0.02	0.03	0.13
Dilution			(0.02)	-	-	-	-	(0.02)

2008 Net Income/(Loss) (GAAP) 3/			$ 0.24	$ 0.02	$ 0.05	$ 0.04	$ (0.03)	$ 0.32

1/	2007 weighted average number of basic shares outstanding was 196,858,940.
2/	The effect of weather in 2008 compared with the 20-year average weather is estimated to have no impact on earnings.
3/	2008 weighted average number of basic shares outstanding was 210,732,067.

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SEGMENT INFORMATION

	Year Ended December 31, 2008
	(Millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated		Corp. & Other(a)	PHI Cons.
Operating Revenue	$5,487		$3,047	(b)	$2,648	$(60)	(d)	$(422)	$10,700
Operating Expense (c)	4,931	(b)	2,827		2,592	4		(422)	9,932
Operating Income (Loss)	556		220		56	(64)		-	768
Interest Income	14		2		4	4		(5)	19
Interest Expense	195		25		5	19		86	330
Other Income (Expense)	14		(1)		2	(5)		1	11
Preferred Stock Dividends	-		-		-	3		(3)	-
Income Taxes	139		74		18	(28)	(d)	(35)	168
Net Income (Loss)	250		122		39	(59)	(d)	(52)	300
Total Assets	10,266		2,022		798	1,450		1,939	16,475
Construction Expenditures	$587		$138		$31	$-		$25	$781

(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date. For consolidation purposes, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance which is primarily attributable to Power Delivery.  Included in Corp. & Other are intercompany amounts of $(422) million for Operating Revenue, $(417) million for Operating Expense, $(70) million for Interest Income, $(67) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $374 million for the year ended December 31, 2008.

(c)
Includes depreciation and amortization of $377 million, consisting of $317 million for Power Delivery, $37 million for Conectiv Energy, $13 million for Pepco Energy Services, $2 million for Other Non-Regulated and $8 million for Corp. & Other.

(d)
Included in Operating Revenue is a pre-tax charge of $124 million ($86 million after-tax) related to the adjustment to the equity value of cross-border energy lease investments, and included in Income Taxes is a $7 million after-tax charge for the additional interest accrued on the related tax obligations.

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SEGMENT INFORMATION - (continued)
	Year Ended December 31, 2007
	(Millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services		Other Non- Regulated	Corp. & Other(a)		PHI Cons.
Operating Revenue	$5,244		$2,206	(b)	$2,309	(b)	$76	$(469)		$9,366
Operating Expense (c)	4,713	(b)(d)	2,057		2,251		5	(466)	(f)	8,560
Operating Income	531		149		58		71	(3)		806
Interest Income	13		5		3		11	(12)		20
Interest Expense	189		33		4		34	80		340
Other Income	19		1		5		10	1		36
Preferred Stock Dividends	-		-		-		3	(3)		-
Income Taxes	142	(e)	49		24		9	(36)		188
Net Income (Loss)	232		73		38		46	(55)		334
Total Assets	9,800		1,785		683		1,533	1,310		15,111
Construction Expenditures	$554		$42		$15		$-	$12		$623

(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance, which is primarily attributable to Power Delivery.  Included in Corp. & Other are intercompany amounts of $(469) million for Operating Revenue, $(464) million for Operating Expense, $(93) million for Interest Income, $(90) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy and Pepco Energy Services in the amount of $431 million for the year ended December 31, 2007.

(c)
Includes depreciation and amortization of $366 million, consisting of $305 million for Power Delivery, $38 million for Conectiv Energy, $12 million for Pepco Energy Services, $2 million for Other Non-Regulated and $9 million for Corp. & Other.

(d)	Includes $33 million ($20 million, after-tax) from settlement of Mirant bankruptcy claims.

(e)	Includes $20 million benefit ($18 million net of fees) related to Maryland income tax settlement.

(f)	Includes stock-based compensation expense of $4 million, consisting primarily of $3 million for Power Delivery and $1 million for Conectiv Energy.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	UNAUDITED
	(Millions of dollars, except per share data)
Operating Revenue
Power Delivery	$1,227	$1,210	$5,487	$5,244
Competitive Energy	1,243	1,107	5,279	4,054
Other	11	16	(66)	68
Total Operating Revenue	2,481	2,333	10,700	9,366

Operating Expenses
Fuel and purchased energy	1,797	1,556	7,571	6,336
Other services cost of sales	149	174	718	607
Other operation and maintenance	226	225	917	858
Depreciation and amortization	94	93	377	366
Other taxes	87	86	359	357
Deferred electric service costs	(29)	21	(9)	68
Impairment losses	1	-	2	2
Effect of settlement of Mirant bankruptcy claims	-	-	-	(33)
Loss (Gain) on sale of assets	-	1	(3)	(1)
Total Operating Expenses	2,325	2,156	9,932	8,560

Operating Income	156	177	768	806

Other Income (Expenses)
Interest and dividend income	3	8	19	20
Interest expense	(88)	(85)	(330)	(340)
(Loss) Income from equity investments	(1)	-	(5)	10
Other income	5	6	19	28
Other expenses	(1)	(1)	(3)	(2)
Total Other Expenses	(82)	(72)	(300)	(284)

Income Before Income Tax Expense	74	105	468	522

Income Tax Expense	7	48	168	188

Net Income	$67	$57	$300	$334

Earnings per share of common stock	$.32	$.29	$1.47	$1.72

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31, 2008	December 31, 2007
(Millions of dollars)

CURRENT ASSETS
Cash and cash equivalents	$384	$55
Restricted cash equivalents	10	15
Accounts receivable, less allowance for uncollectible accounts of $37 million and $31 million, respectively	1,392	1,278
Inventories	333	288
Derivative assets, current	98	43
Prepayments of income taxes	294	250
Prepaid expenses and other	115	68
Total Current Assets	2,626	1,997

INVESTMENTS AND OTHER ASSETS
Goodwill	1,411	1,410
Regulatory assets	2,084	1,516
Investment in finance leases held in trust	1,335	1,384
Restricted cash equivalents	108	424
Income taxes receivable	191	196
Assets and accrued interest related to uncertain tax positions	178	35
Other	228	272
Total Investments and Other Assets	5,535	5,237

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	12,926	12,307
Accumulated depreciation	(4,612)	(4,430)
Net Property, Plant and Equipment	8,314	7,877
TOTAL ASSETS	$16,475	$15,111

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS’ EQUITY	December 31, 2008	December 31, 2007
(Millions of dollars, except shares)

CURRENT LIABILITIES
Short-term debt	$465	$289
Current maturities of long-term debt and project funding	85	332
Accounts payable and accrued liabilities	847	797
Capital lease obligations due within one year	6	6
Taxes accrued	62	134
Interest accrued	71	70
Liabilities and accrued interest related to uncertain tax positions	71	132
Derivative liabilities, current	144	14
Other	279	263
Total Current Liabilities	2,030	2,037

DEFERRED CREDITS
Regulatory liabilities	892	1,249
Deferred income taxes, net	2,269	2,105
Investment tax credits	40	39
Pension benefit obligation	626	66
Other postretirement benefit obligations	461	385
Income taxes payable	176	165
Liabilities and accrued interest related to uncertain tax positions	163	65
Other	244	241
Total Deferred Credits	4,871	4,315

LONG-TERM LIABILITIES
Long-term debt	4,859	4,175
Transition bonds issued by ACE Funding	401	434
Long-term project funding	19	21
Capital lease obligations	99	105
Total Long-Term Liabilities	5,378	4,735

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	6	6

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value - authorized 400,000,000 shares, 218,906,220 shares and 200,512,890 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,179	2,869
Accumulated other comprehensive loss	(262)	(46)
Retained earnings	1,271	1,193
Total Shareholders’ Equity	4,190	4,018

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,475	$15,111

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POWER DELIVERY SALES AND REVENUES
	Three Months Ended December 31,		Twelve Months Ended December 31,
Power Delivery Sales (Gigawatt Hours)	2008	2007	2008	2007
Regulated T&D Electric Sales
Residential	3,862	3,963	17,186	17,946
Commercial	6,813	7,008	28,739	29,137
Industrial	924	980	3,781	3,974
Other	77	76	261	261
Total Regulated T&D Electric Sales	11,676	12,027	49,967	51,318

Default Electricity Supply Sales
Residential	3,720	3,853	16,621	17,469
Commercial	2,213	2,281	9,564	9,910
Industrial	137	219	640	914
Other	29	29	101	131
Total Default Electricity Supply Sales	6,099	6,382	26,926	28,424

	Three Months Ended December 31,		Twelve Months Ended December 31,
Power Delivery Electric Revenue (Millions of dollars)	2008	2007	2008	2007
Regulated T&D Electric Revenue
Residential	$129	$127	$580	$579
Commercial	177	173	746	720
Industrial	8	7	29	26
Other	74	79	335	267
Total Regulated T&D Electric Revenue	$388	$386	$1,690	$1,592

Default Supply Revenue
Residential	$420	$402	$1,882	$1,843
Commercial	259	244	1,125	1,073
Industrial	13	24	75	94
Other	62	67	331	285
Total Default Supply Revenue	$754	$737	$3,413	$3,295

Other Electric Revenue	$19	$17	$66	$66

Total Electric Operating Revenue	$1,161	$1,140	$5,169	$4,953

	Three Months Ended December 31,		Twelve Months Ended December 31,
Power Delivery Gas Sales and Revenue	2008	2007	2008	2007
Regulated Gas Sales (Bcf)
Residential	2	2	7	8
Commercial	2	2	5	5
Industrial	-	-	1	1
Transportation and Other	2	2	7	7
Total Regulated Gas Sales	6	6	20	21

Regulated Gas Revenue (Millions of dollars)
Residential	$35	$30	$121	$124
Commercial	19	17	69	73
Industrial	1	1	6	8
Transportation and Other	3	2	8	6
Total Regulated Gas Revenue	$58	$50	$204	$211
Other Gas Revenue	$8	$20	$114	$80

Total Gas Operating Revenue	$66	$70	$318	$291

Total Power Delivery Operating Revenue	$1,227	$1,210	$5,487	$5,244

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WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Heating Degree Days	1,588	1,350	4,086	4,166
20 Year Average	1,542	1,521	4,307	4,237
Percentage Difference from Average	3.0%	-11.2%	-5.1%	-1.7%
Percentage Difference from Prior Year	17.6%		-1.9%
Cooling Degree Days	30	130	1,456	1,612
20 Year Average	28	24	1,299	1,336
Percentage Difference from Average	7.1%	441.7%	12.1%	20.7%
Percentage Difference from Prior Year	-76.9%		-9.7%

CONECTIV ENERGY

	Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Gigawatt Hour Supply (GWh)
Base-Load (1)	340	437	368	566	578
Mid-Merit (Combined Cycle) (2)	344	1,318	588	375	807
Mid-Merit (Oil Fired) (3)	9	-	68	(3)	15
Peaking	3	31	41	3	50
Tolled Generation	16	65	29	7	49
Generation Output	712	1,851	1,094	948	1,499

Load Service Volumes (4)	2,454	2,907	2,335	2,933	1,588

Around-the-clock Market Prices ($/MWh) PJM - East (5)	$56.45	$89.62	$87.85	$74.76	$66.74

On Peak Market Prices ($/MWh) PJM - East (5)	$65.72	$107.66	$109.29	$84.25	$80.39

Gas Price - M3 (Market Area) ($/MMBtu) (5)	$7.37	$9.71	$12.13	$10.13	$7.71

Average Power Sales Price ($/MWh) (6)
Generation	$70.93	$117.50	$139.01	$93.52	$73.05
Other	$93.40	$101.17	$87.32	$88.20	$75.37

Merchant Generation and Load Service Gross Margin Key Drivers (Percentage of Total) (7)
West to East Hub Congestion	7%	25%	19%	9%	23%
Fuel Hedges and Load Service & Other Power Hedges	42%	27%	-2%	15%	-9%
Ancillary Services and Hourly Flexibility Premium	9%	4%	9%	11%	10%
Fuel Switching	-29%	4%	4%	12%	5%
PJM Capacity Payments	66%	26%	22%	14%	22%
Energy Spark Spreads	5%	14%	48%	39%	49%

Notes:
(1)	Edge Moor Units 3 and 4 and Deepwater Unit 6.
(2)	Hay Road and Bethlehem, all units.
(3)	Edge Moor Unit 5 and Deepwater Unit 1. Generation output for these units was negative for the three months ended March 31, 2008 because of station service consumption.
(4)	Includes both PJM and ISO New England default electricity supply sales.
(5)	Daily average.
(6)	Calculated from data reported in Conectiv Energy's Electric Quarterly Report filed with the FERC; does not include capacity or ancillary services revenue.
(7)	Merchant Generation and Load Service Gross Margin Key Drivers percentages are estimates.

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CONECTIV ENERGY - (continued)

Operating Summary (Millions of dollars)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008		2007	2008		2007
Gigawatt Hour Supply (GWh)
Generation Output	712	(3)	1,499	4,606	(3)	6,072
Load Service Volumes	2,454	(4)	1,588	10,630	(4)	7,076

Operating Revenue:
Merchant Generation and Load Service (1)	$411		$298	$1,846		$1,087
Energy Marketing (2)	241		300	1,201		1,119
Total	$652		$598	$3,047		$2,206

Cost of Goods Sold:
Merchant Generation and Load Service (1)	$370		$232	$1,492		$806
Energy Marketing (2)	228		290	1,148		1,081
Total	$598		$522	$2,640		$1,887

Gross Margin:
Merchant Generation and Load Service (1)	$41	(5)	$66	$354	(6)	$281
Energy Marketing (2)	13	(7)	10	53	(8)	38
Total	$54		$76	$407		$319

Operating and Maintenance Expenses	$39	(9)	$32	$144	(9)	$127
Depreciation	9		10	37		38
Taxes Other Than Income Taxes	1		1	4		3
Other Operating Expenses	2		1	2		2
Total	$51		$44	$187		$170

Operating Income	$3		$32	$220		$149

Notes:

(1)
Merchant Generation and Load Service consists primarily of electric power, capacity, and ancillary services sales from Conectiv Energy's generating plants; tolling arrangements to sell energy and other products from Conectiv Energy's generating plants and entered into to purchase energy and other products from other companies' generating plants; hedges of power, capacity, fuel and load; the sale of excess fuel (primarily natural gas) and emission allowances; electric power, capacity, and ancillary services sales pursuant to competitively bid contracts entered into with affiliated and non-affiliated companies to fulfill their default electricity supply obligations; and fuel switching activities made possible by the multi-fuel capabilities of some of Conectiv Energy's generating plants.

(2)
Energy Marketing consists primarily of power origination, which primarily represents the fixed margin component of structured power transactions such as default electricity supply service, wholesale natural gas marketing, fuel oil marketing, and the activities of the short-term power desk which generates margin by identifying and capturing price differences between power pools, and locational and timing differences within a power pool.

(3)
Lower generating plant output during the fourth quarter and the full year 2008 compared to the 2007 periods was primarily due to lower dispatch by PJM.  Commodity price volatility, milder weather, and the weakened economy contributed to lower dispatch in 2008.

(4)
Higher load service volumes during the fourth quarter and the full year 2008 compared to the 2007 periods resulted primarily from new default electricity supply contracts in ISO New England and in PJM.

(5)
Lower Merchant Generation and Load Service gross margins during the fourth quarter of 2008 compared to 2007 were driven by (i) lower generation output and lower spark spreads and (ii) a lower of cost or market adjustment to the value of oil inventory held at the power plants at year-end 2008; partially offset by (iii) higher PJM capacity prices.

(6)
Higher Merchant Generation and Load Service gross margins for the full year 2008 compared to 2007 were driven by (i) higher capacity prices; (ii) spot and short-term sales of firm natural gas utilizing firm natural gas transportation and storage rights; (iii) sales of natural gas made possible by the dual-fuel capability of the combined cycle mid-merit units; (iv) gains on natural gas positions used to provide economic protection for certain power positions; (v) opportunities created by the mid-merit combined cycle units’ operating flexibility (option value); and (vi) gains on the fair value of excess coal hedges; partially offset by (vii) a lower of cost or market adjustment to the value of oil inventory held at the power plants at year-end 2008; (viii) decreased generation output; and (ix) lower sales of emissions allowances.

(7)	Higher Energy Marketing gross margins during the fourth quarter of 2008 compared to 2007 were primarily driven by fixed margin on new default electricity supply contracts.

(8)
Higher Energy Marketing gross margins for the full year 2008 compared to 2007 were primarily due to (i) increased margins on the short-term power desk and (ii) higher fixed margins on new default electricity supply contracts.

(9)	Higher operating and maintenance expenses during the fourth quarter and the full year 2008 compared to the 2007 periods were primarily due to increased planned outages.

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PEPCO ENERGY SERVICES
Operating Summary (Millions of dollars)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008		2007	2008		2007

Retail Electric Sales (GWh)	4,912		4,903	20,117		19,025

Operating Revenue	$680		$622	$2,648		$2,309
Cost of Goods Sold	637		575	2,489		2,161
Gross Margin	43		47	159		148

Gross Margin Detail:
Retail Energy Supply (1)	26	(2)	29	98	(3)	86
Energy Services	17		18	61		62
Total	43		47	159		148

Operation and Maintenance Expenses	26	(5)	20	90	(5)	76
Depreciation	3		3	13		12
Impairment Loss (4)	-		-	-		2
Operating Expenses	29		23	103		90

Operating Income	$14		$24	$56		$58

Notes:

(1)	Includes power generation.

(2)	Retail Energy Supply gross margin decreased quarter-over-quarter due to capacity-related charges associated with power generation in 2008.

(3)
Retail Energy Supply gross margin increased year-over-year due to higher gas delivery volumes and lower gas supply costs and more favorable electric congestion costs, partially offset by higher electric supply costs and capacity related charges associated with power generation.

(4)	Impairment loss on certain Energy Services assets.

(5)	Operation and Maintenance costs increased quarter-over-quarter and year-over-year due to higher employee-related costs, regulatory costs, and contractor costs associated with power generation.

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